Exhibit 99.1
FOR IMMEDIATE RELEASE
BigBand Announces Second Quarter 2009 Results
REDWOOD CITY, Calif., Aug 4, 2009—BigBand Networks, Inc., (NASDAQ: BBND) today reported financial results for the second quarter and six months ended June 30, 2009.
For the second quarter of 2009, total revenues were $39.0 million, and GAAP net income was $3.1 million, or $0.04 per diluted share. This compares to revenues of $43.0 million and GAAP net income of $1.2 million, or $0.02 per diluted share, reported in the second quarter of 2008.
On a non-GAAP basis, the Company reported net income of $6.0 million, or $0.09 per diluted share, in the second quarter of 2009, which compares to non-GAAP net income of $4.5 million, or $0.07 per diluted share, reported in the second quarter of 2008. Second quarter 2009 non-GAAP results exclude, among other things, $3.5 million in stock-based compensation expense and $0.5 million related to class action litigation charges, offset in part by $1.0 million in income taxes on higher non-GAAP earnings. Second quarter 2008 non-GAAP results reflect the adjustments described in the Reconciliation of GAAP to Non-GAAP Financial Measures attached to this press release.
For the six months ended June 30, 2009, total revenues were $82.9 million, and GAAP net income was $5.4 million, or $0.08 per diluted share. This compares to revenue of $82.9 million and a GAAP net loss of $0.7 million, or $(0.01) per diluted share, reported in the six months ended June 30, 2008. The non-GAAP results for the six months ended June 30, 2009 and June 30, 2008 reflect the adjustments described in the Reconciliation of GAAP to Non-GAAP Financial Measures attached to this press release.
On a non-GAAP basis, the Company reported net income of $12.1 million, or $0.18 per diluted share, in the six months ended June 30, 2009, which compares to non-GAAP net income of $5.9 million, or $0.09 per diluted share, reported in the six months ended June 30, 2008.
As of the end of the June quarter, cash, cash equivalents and marketable securities increased to $173.3 million from $167.5 million as of the end of the prior quarter.
“Our reported results were mostly in line with the outlook we provided on our last earnings call; however, slower order rates in our second quarter are expected to impact revenue into the second half of 2009, and this is reflected in our lower outlook for the third quarter,” commented Amir Bassan-Eskenazi, president and CEO of BigBand Networks.

“As we enter the third quarter, our bookings visibility is improving. In addition, we are winning new systems and establishing new product applications that we believe will improve our position as industry spending normalizes. As a result, we are optimistic about our long-term opportunity in the digital video networking market.”
Third Quarter 2009 Business Outlook
For the third quarter of 2009, management provides the following outlook:
•	Net revenues are expected to be approximately $20 million.

•	GAAP gross margins are expected to be in the range of 47% to 49%, which includes $0.6 million in stock-based compensation expense.

•	Non-GAAP gross margins are expected to be in the range of 50% to 52%.

•	GAAP operating expenses are expected to be in the range of $ 24.0 million to $24.5 million, which includes $3.3 million of stock-based compensation expense.

•	Non-GAAP operating expenses are expected to be in the range of $21.0 million to $21.5 million.

•	GAAP tax expense is expected to be $0.4 million.

•	Non-GAAP tax benefit is expected to be $1.0 million.

•	GAAP net loss per share is expected to range from $0.21 to $0.23.

•	Non-GAAP net loss per share is expected to be in the range of $0.13 to $0.15.
The following table shows our non-GAAP anticipated results for the quarter ending September 30, 2009 reconciled to our GAAP anticipated results. Our non-GAAP anticipated results exclude stock-based compensation and income tax benefit.

	Estimated per Share
	Low	High

GAAP net loss	$0.21	$0.23
Stock-based compensation	0.06	0.06
Tax benefit	0.02	0.02

Non-GAAP net loss	$0.13	$0.15

Non-GAAP Financial Measures
BigBand reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP), but we believe that evaluating our ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many of our investors have requested that we disclose non-GAAP information because it is useful in understanding our performance as it excludes non-cash and other one-time charges or benefits that many investors feel may obscure our true operating results. Likewise, management uses non-GAAP measures to manage and assess the profitability of our business going forward and does not consider stock-based compensation expense and amortization of intangible assets, which are non-cash charges. Additionally, management does not consider restructuring charges, any benefit from the sale of the CMTS product inventory that was previously reserved for in prior periods and related taxes and class action litigation charges in managing our operations. Specifically, management does not consider these expenses/benefits when developing and monitoring our budgets and spending. The economic substance behind our decision to exclude stock-based compensation and amortization of intangible assets relates to these charges being non-cash in nature. We exclude restructuring and class action litigation charges as they are one-time events. As a result, we use calculations of non-GAAP operating income, net income, net income per share and gross margin, which exclude these expenses, when evaluating our ongoing operations and allocating resources within the organization.
As a result, our management believes it is useful, for itself and investors, to review both GAAP information that includes such charges and non-GAAP financial measures that exclude these charges because management believes such information enables such parties to have a better understanding of the overall performance of our ongoing business operations in the periods presented.
Whenever we use a non-GAAP financial measure, we provide a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.
Conference Call Details for August 4, 2009
BigBand Networks will host a corresponding conference call and live webcast at 2:00 p.m. Pacific Time today. To access the conference call, dial 1-877-941-2068 for the U.S. or Canada and +1-480-629-9712 for international callers. The webcast will be available live on the Investor Relations section of the Company’s corporate website at www.bigbandnet.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 4:00 p.m. Pacific Time on August 4, 2009 until 11:59 p.m. Pacific Time on August 12, 2009, by dialing +1-800- 406-7325 or +1-303-590-3030 for callers outside the U.S. and Canada, and entering passcode 4117502#.

Cautionary Statement
The statements in this release regarding slower order rates expected to impact revenue into the second half of 2009, our order rates improving, winning new systems and establishing new product applications that we believe will improve our position as industry spending normalizes, being optimistic about our long-term opportunity in the digital video networking market and our GAAP and non-GAAP business outlook, as applicable, with respect to the quarter ending September 30, 2009 (including revenues, gross margins, operating expenses, taxes and earnings per share) are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: unexpected fluctuations in our business due to the continuing recession in the global economy, global credit issues, changes in demand for video services, the market acceptance of our products; the financial strength of our current and potential customers; the fluctuations in our gross margins; the concentration of our customer base; competitive developments including pricing pressures; the timing of recognition of a significant portion of our net revenues given the complex systems integration involved; our ability to manage operating expenses effectively; the level of orders that are received and can be shipped in a given quarter; and the general economic, industry or political conditions in the United States or internationally.
For a detailed discussion of these and other risk factors, please refer to BigBand Networks’ most recent Form 10-Q for the quarter ended March 31, 2009 and Form 10-K for fiscal year 2008. You can obtain copies of these reports on the SEC’s Web site (www.sec.gov).
Stockholders of BigBand Networks are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. BigBand Networks does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this August 4, 2009 press release, or to reflect the occurrence of unanticipated events.

About BigBand Networks
BigBand Networks, Inc. (NASDAQ: BBND) provides broadband service providers with innovative network solutions designed to make it easier to move, manage and monetize video. These solutions are based on BigBand’s video-networking platforms that are built to enable efficient and reliable delivery across a wide range of services, including digital TV, high definition TV, advanced advertising, video-on-demand and interactive TV. BigBand Networks’ customers include more than 200 service providers — including seven of the ten largest service providers in the U.S. — and leading cable and telco service providers in North America, Asia, Europe and Latin America. BigBand Networks is based in Redwood City, Calif., with offices worldwide. For additional information about the company, please call +1.650.995.5000, email info@bigbandnet.com or visit www.bigbandnet.com.
BigBand Networks’ brand and product names are service marks, trademarks or registered trademarks of BigBand Networks, Inc. in the United States and other countries. All other marks are the property of their respective owners.
Investor Relations:
Erica Abrams
+1.415.217.5864
erica@blueshirtgroup.com
Matthew Hunt
+1.415.489.2194
matt@blueshirtgroup.com

BigBand Networks, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	As of June 30,	As of December 31,
	2009	2008
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$36,328	$50,981
Marketable securities	137,012	123,654

Total cash, cash equivalents and marketable securities	173,340	174,635
Trade receivables, net	13,147	26,361
Inventories, net	5,645	6,123
Prepaid expenses and other current assets	4,399	3,716

Total current assets	196,531	210,835

Property and equipment, net	13,037	15,358
Goodwill	1,656	1,656
Other non-current assets	8,729	6,273

Total assets	$219,953	$234,122

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,419	$8,350
Accrued compensation and related benefits	7,061	11,433
Current portion of deferred revenues, net	24,523	39,433
Current portion of other liabilities	6,841	9,221

Total current liabilities	44,844	68,437

Deferred revenues, net, less current portion	15,299	21,129
Other liabilities, less current portion	2,121	2,392
Accrued long-term Israeli severance pay	3,768	3,745

Stockholders’ equity:
Common stock	66	65
Additional paid-in capital	274,853	265,176
Accumulated other comprehensive income	525	58
Accumulated deficit	(121,523)	(126,880)

Total stockholders’ equity	153,921	138,419

Total liabilities and stockholders’ equity	$219,953	$234,122

BigBand Networks, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts, Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Net revenues:
Products	$22,221	$33,888	$56,148	$65,851
Services	16,805	9,123	26,766	17,066

Total net revenues	39,026	43,011	82,914	82,917

Cost of net revenues:
Products	10,918	14,353	25,982	26,678
Services	3,113	3,285	6,284	6,499

Total cost of net revenues	14,031	17,638	32,266	33,177

Gross profit	24,995	25,373	50,648	49,740

Operating expenses:
Research and development	11,127	12,809	22,610	27,212
Sales and marketing	5,855	7,002	12,304	14,866
General and administrative	4,962	5,360	9,497	10,188
Restructuring charges	—	1,158	1,356	1,493
Amortization of intangible assets	—	143	—	286
Class action litigation charges	477	—	477	—

Total operating expenses	22,421	26,472	46,244	54,045

Operating income (loss)	2,574	(1,099)	4,404	(4,305)
Interest income	690	1,202	1,593	2,871
Other income (expense), net	130	1,365	(93)	1,447

Income before provision for income taxes	3,394	1,468	5,904	13
Provision for income taxes	319	221	547	686

Net income (loss)	$3,075	$1,247	$5,357	$(673)

Basic net income (loss) per common share	$0.05	$0.02	$0.08	$(0.01)

Diluted net income (loss) per common share	$0.04	$0.02	$0.08	$(0.01)

Shares used in GAAP basic net income (loss) per common share	65,753	63,400	65,309	62,898

Shares used in GAAP diluted net income (loss) per common share	68,771	67,548	68,519	62,898

BigBand Networks, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts, Unaudited)

	Three Months Ended June 30, 2009
				Class action
		Stock-based	Realignment	litigation	Non-GAAP
	GAAP Results	Compensation	Expenses	charges	Results

Net revenues:
Products	$22,221	$—	$—	$—	$22,221
Services	16,805	—	—	—	16,805

Total net revenues	39,026	—	—	—	39,026

Cost of net revenues:
Products	10,918	(303)	43	—	10,658
Services	3,113	(217)	—	—	2,896

Total cost of net revenues	14,031	(520)	43	—	13,554

Gross profit	24,995	520	(43)	—	25,472

Operating expenses:
Research and development	11,127	(1,191)	—	—	9,936
Sales and marketing	5,855	(580)	—	—	5,275
General and administrative	4,962	(1,188)	—	—	3,774
Class action litigation charges	477	—	—	(477)	—

Total operating expenses	22,421	(2,959)	—	(477)	18,985

Operating income	2,574	3,479	(43)	477	6,487
Interest income	690	—	—	—	690
Other income	130	—	—	—	130

Income before provision for income taxes	3,394	3,479	(43)	477	7,307
Provision for income taxes	319	961	—	—	1,280

Net income	$3,075	$2,518	$(43)	$477	$6,027

Basic net income per common share	$0.05				$0.09

Diluted net income per common share	$0.04				$0.09

Shares used in basic net income per common share	65,753				65,753

Shares used in diluted net income per common share	68,771				68,771

BigBand Networks, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts and percentages, Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

GAAP and Non-GAAP net revenues as reported	$39,026	$43,011	$82,914	$82,917

GAAP cost of net revenues as reported	$14,031	$17,638	$32,266	$33,177
Inventory recovery relating to CMTS platform	43	287	73	755
Stock-based compensation expense	(520)	(435)	(959)	(889)

Non-GAAP cost of net revenues	$13,554	$17,490	$31,380	$33,043

GAAP gross profit as reported	$24,995	$25,373	$50,648	$49,740
Inventory recovery relating to CMTS platform	(43)	(287)	(73)	(755)
Stock-based compensation expense	520	435	959	889

Non-GAAP gross profit	$25,472	$25,521	$51,534	$49,874

As a percentage of net revenues:
GAAP gross profit as reported	64.0%	59.0%	61.1%	60.0%

Non-GAAP gross profit	65.3%	59.3%	62.2%	60.1%

GAAP operating income (loss) as reported	$2,574	$(1,099)	$4,404	$(4,305)
Inventory recovery relating to CMTS platform	(43)	(287)	(73)	(755)
Stock-based compensation expense:
- Cost of net revenues	520	435	959	889
- Research and development	1,191	636	2,220	1,895
- Sales and marketing	580	529	1,064	1,248
- General and administrative	1,188	837	2,250	1,631
Restructuring charges	—	1,158	1,356	1,493
Amortization of intangible assets	—	143	—	286
Class action litigation charges	477	—	477	—

Non-GAAP operating income	$6,487	$2,352	$12,657	$2,382

GAAP net income (loss) as reported	$3,075	$1,247	$5,357	$(673)
Inventory recovery relating to CMTS platform	(43)	(287)	(73)	(755)
Stock-based compensation expense	3,479	2,437	6,493	5,663
Restructuring charges	—	1,158	1,356	1,493
Amortization of intangible assets	—	143	—	286
Class action litigation charges	477	—	477	—
Tax effect of adjustments	(961)	(202)	(1,466)	(107)

Non-GAAP net income	$6,027	$4,496	$12,144	$5,907

Basic Non-GAAP net income per common share	$0.09	$0.07	$0.19	$0.09

Diluted Non-GAAP net income per common share	$0.09	$0.07	$0.18	$0.09

Shares used in Basic Non-GAAP net income per common share	65,753	63,400	65,309	62,898

Shares used in Diluted Non-GAAP net income per common share	68,771	67,548	68,519	67,254